                                                                     EXHIBIT 9.1

                             STOCKHOLDERS AGREEMENT
                             ----------------------

          THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made as of February __, 1999, by and among ONEMAIN.COM, INC., a Delaware corporation (the "COMPANY") and the Stockholders of the Company listed on the Schedule of Holders attached hereto as Exhibit A and each other holder of Common Stock who hereafter executes
          ---------
a Joinder Agreement agreeing to be bound by the terms hereof. (The Persons listed on Exhibit A and such additional Persons who execute Joinder Agreements
          ---------
are referred to collectively herein as the "STOCKHOLDERS".)

                                    RECITALS
                                    --------

          A. The Stockholders have previously agreed that, in connection with the Target Acquisitions, it is intended that the sellers of the companies involved in such transactions receive capital stock of the Company in a manner that qualifies for tax-free treatment under Section 351 of the Code. The Stockholders agreed that, if necessary to preserve such tax-free treatment, they would reduce their aggregate stake in the Company so that such stake plus the stake of all Other Holders constitutes less than 20% of the outstanding Common Stock of the Company, measured post-consummation of the IPO Event and the Target Acquisitions. The Stockholders agreed that they would accomplish such reduction by surrendering to the Company an appropriate number of their shares of the Company's Common Stock immediately prior to the consummation of the Target Acquisitions and the IPO Event.

          B. As an integral part of the IPO Event, the Company will give the underwriters an option (the "OVER-ALLOTMENT OPTION") to purchase additional shares of the Company's Common Stock in order to cover over-allotments made in connection with the sale of such stock to the public. By its terms, the Over-Allotment Option will be exercisable not later than 30 days after the date of the underwriting agreement pursuant to which shares are sold in the IPO Event.

          C. The parties hereto wish by this Agreement to provide in a more comprehensive fashion for the reduction in their aggregate ownership of Common Stock and to address expressly the possibility that the underwriters may not exercise the Over-Allotment Option as to some or all of the shares subject to the Over-Allotment Option.

          D. Any other Persons who acquire shares of the Company's capital stock subsequent to the date of this Agreement but prior to the IPO Event and the Target Acquisitions shall become parties to this Agreement with respect to all of such capital stock by executing a Joinder Agreement.

                                   AGREEMENT
                                   ---------

     In consideration of the foregoing and the covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     DEFINITIONS.  For purposes of this Agreement, in addition to terms defined
     -----------
elsewhere herein, the following terms when used herein shall have the following meanings:

     "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

     "COMMON STOCK" means shares of the Company's Common Stock, $.001 par value per share.

     "IPO EVENT" means an underwritten public offering, pursuant to an effective registration statement under the Securities Act, that is underwritten by one or more nationally-recognized investment banking firms and results in the Company receiving not less than $10,000,000 in aggregate cash proceeds from such offering.

     "OTHER HOLDERS" means persons who own Common Stock prior to the IPO Event and the Target Acquisitions but who are not bound by the terms of this Agreement.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government body.

     "PRO RATA SHARE" means the holder's pro rata share of the outstanding Common Stock held by the Stockholders immediately prior to the consummation of the Target Acquisitions and the IPO Event (the "applicable time"), which shall be a fraction calculated by dividing (i) the number of shares of Common Stock held by the holder as of the applicable time by (ii) the total number of shares of Common Stock held by the Stockholders as of the applicable time.

     "TARGET ACQUISITIONS" means the acquisitions by the Company of various internet service providers that are expected to close in conjunction with the IPO Event.

                                   ARTICLE II
                               CUTBACK PROVISION

         2.1   INITIAL CUTBACK.  If, in connection with the consummation of the
               ---------------
IPO Event and the Target Acquisitions and based on the advice of the Company's counsel and independent accountants, it becomes necessary to reduce the Stockholders' aggregate holdings of Common Stock so that such holdings plus the holdings of all Other Holders will constitute less than 20% of the outstanding Common Stock of the Company (measured post-consummation of the IPO Event and the Target Acquisitions), each of the Stockholders agrees to surrender to the Company, immediately prior to the consummation of the Target Acquisitions and the IPO Event, his or her Pro Rata Share of the aggregate number of shares of the Company's Common Stock necessary to effect such reduction.

         2.2   NUMBER OF SHARES OUTSTANDING.  The determination of the number of
               ----------------------------
shares of the Company's Common Stock that the Stockholders are required to surrender to the Company immediately prior to the consummation of the Target Acquisitions and the IPO Event pursuant to Section 2.1 shall be based on the
                                           -----------
number of shares of Common Stock that will be outstanding immediately after completion of the IPO Event and the Target Acquisitions. In recognition of the fact that the Over-Allotment Option is an integral part of the IPO Event, the shares that are subject to the Over-Allotment Option will be treated for this purpose as outstanding immediately after completion of the IPO Event and the Target Acquisitions.

         2.3   SUBSEQUENT CUTBACK.  If, by the close of the last day on which
               ------------------
the Over-Allotment Option is exercisable (and, in any event, by no later than the end of the thirtieth day following the date of the underwriting agreement pursuant to which shares are sold in the IPO Event), the Over-Allotment Option has not been exercised as to part or all of the shares of Common Stock subject to the Over-Allotment Option, the Stockholders shall immediately surrender to the Company additional shares of their Common Stock. The aggregate number of additional shares of Common Stock the Stockholders must surrender pursuant to this Section 2.3 shall equal 25% (rounded upward in the case of a fractional
     -----------
share) of the number of shares of Common Stock that were subject to the Over-Allotment Option but as to which the Over-Allotment Option was not exercised. The obligation to surrender additional shares of Common Stock pursuant to this
Section 2.3 shall be allocated among the Stockholders in the same proportions
-----------
that the obligation to surrender shares pursuant to Section 2.1 was allocated.
                                                    -----------

                                  ARTICLE III
                        EFFECT ON STOCKHOLDERS AGREEMENT
                        TERMINATION; ADDITIONAL PARTIES

          3.1  EFFECT OF STOCKHOLDERS AGREEMENT.  The provisions of this
               --------------------------------
Agreement supersede and replace any provisions of other agreements entered into by and among the Stockholders that are inconsistent with this Agreement.

          3.2  TERMINATION.  All rights and obligations set forth in this
               -----------
Agreement, to the extent not previously terminated, shall terminate upon the earlier of (i) the completion of the surrender of shares of Common Stock pursuant to the provisions of Article II of this Agreement, and (ii) the written
                              -----------
agreement of the Stockholders holding 66 2/3% of the Stockholders' Common Stock.

          3.3  ADDITIONAL PARTIES.  Any other Persons who acquire shares of the
               ------------------
Company's capital stock prior to the IPO Event and the Target Acquisitions shall become parties to this Agreement with respect to all of such capital stock by executing a Joinder Agreement in the form attached hereto as Exhibit B.
                                                             ---------

                                   ARTICLE IV
                                 MISCELLANEOUS

          4.1  LEGEND.  All certificates evidencing Equity Securities restricted
               ------
by this Agreement shall bear a legend indicating the existence of the restrictions imposed hereby and a stop transfer order may be placed with respect to such securities. The legend referred to in the preceding sentence shall be substantially in the following form:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER TERMS OF A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY __, 1999, AMONG ONEMAIN.COM, INC. AND CERTAIN STOCKHOLDERS THEREOF AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ONEMAIN.COM, INC. AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

          4.2  NO WAIVER OF RIGHTS.  No failure or delay on the part of any
               -------------------
party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or power or of any other right or power. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. Except as otherwise expressly provided herein, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

          4.3  AMENDMENT.  Except as otherwise expressly set forth in this
               ---------
Agreement, this Agreement may be amended or supplemented only by the written agreement of the Company and the holders of at least sixty-six and two-thirds percent (66-2/3%) of all outstanding shares of Common Stock held by the Stockholders.

          4.4  ENTIRE AGREEMENT; SUCCESSORS; THIRD PARTIES.  This Agreement
               -------------------------------------------
contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

          4.5  NOTICES.  All notices or other communications which are required
               -------
or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

               If to the Company to:

                    OneMain.com, Inc.
                    c/o Unison Partners
                    50 Hawthorne Road
                    Southampton, NY  11968
                    Attention:  Stephen E. Smith
                                 President
                    Tel:  (516) 287-4084
                    Fax:  (516) 287-4767

          During the term of this Agreement, the Company shall maintain a current list of all Stockholders (the "LIST"), including their names, addresses and facsimile numbers, if any, for purposes of sending notices and other communications pursuant to this Section 4.5. At the request of any party
                                -----------
hereto, the Company promptly shall provide a copy of the List to such party. All deliveries of notice shall be deemed effective when received by the persons entitled to such receipt or when delivery has been attempted but refused by such person or persons.

          4.6  CAPTIONS.  The captions contained in this Agreement are for
               --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          4.7  COUNTERPARTS; FACSIMILES.  This Agreement may be executed in any
               ------------------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be executed and delivered by facsimile transmission.

          4.8  GOVERNING LAW AND VENUE.  The validity, interpretation,
               -----------------------
construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. The party bringing any action under this Agreement shall only be entitled to choose the federal or local courts in the District of Columbia or Delaware as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.

          4.9  SEVERABILITY.  The provisions of this Agreement are severable,
               ------------
and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purpose of that provision to the greatest extent possible under applicable law.

          4.10 TRANSFERS; TRANSFERS IN VIOLATION OF AGREEMENT.  Prior to
               ----------------------------------------------
Transferring any Common Stock of the Company ("EQUITY SECURITIES") to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company a Joinder to this Agreement in the form of Exhibit B hereto. Any Transfer or attempted Transfer of any Equity Securities
---------
in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Equity Securities as the owner of such shares for any purpose.

          4.11 SPECIFIC PERFORMANCE.  The rights of the parties under this
               --------------------
Agreement are unique and the failure of a party to perform its obligations hereunder would irreparably harm the other parties hereto. Accordingly, the parties shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

          4.12  FURTHER ASSURANCES.  Each of the parties hereto agrees to
                ------------------
execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

                             [Execution Pages Follow]

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.


                              ONEMAIN.COM, INC.



                              By:  ______________________________
                                   Stephen E. Smith
                                   President

                                                                    EXHIBIT A to
                                                          Stockholders Agreement
                                                          ----------------------

                              SCHEDULE OF HOLDERS
                              -------------------

STOCKHOLDERS:
------------

Jonathan J. Ledecky
Stephen E. Smith
Theresa Cagnina
Gregory C. Smith
Grant J. Smith
Alice R. Thomas
Christa G. Poston
Dewey K. Shay
Maryanne Shay
Jill Shay
Charles D. Smith and
 Kathryn D. Smith
Jan Shay
Martin Lyons
Merrell Stout
M. Cristina Dolan

                                                                    EXHIBIT B to
                                                          Stockholders Agreement
                                                          ----------------------

                               JOINDER AGREEMENT
                               -----------------

          This Joinder Agreement (this "JOINDER AGREEMENT") is made as of the date written below by the undersigned (the "JOINING PARTY") and the parties to the Stockholders Agreement, dated as of February __ , 1999 (the "STOCKHOLDERS AGREEMENT") among OneMain.com, Inc. and the Stockholders. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholders Agreement.

          Accordingly, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Stockholders Agreement and shall have all of the obligations of a "STOCKHOLDER" thereunder as if it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.


Date: _________________________

STOCKHOLDER

_______________________________
[NAME]

Address:

_______________________________
_______________________________
Tel:___________________________
Fax:___________________________